SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

First United Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies: N/A

(2)           Aggregate number of securities to which transaction applies: N/A

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)           Proposed maximum aggregate value of transaction:  N/A

(5)           Total fee paid:  N/A

☐ Fee paid previously with preliminary materials:  N/A

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement no.:

(3)           Filing Party:

(4)           Date Filed:

March 31, 2009

Dear Shareholder:

           Following the filing, Internet posting and printing of the 2009 definitive proxy statement, First United Corporation (the “Corporation”) discovered that it had inadvertently omitted certain required information.  Accordingly, on March 31, 2009, the Corporation filed an amended definitive proxy statement with the Securities and Exchange Commission, which supersedes and replaces the prior proxy statement.  The amended 2009 Definitive Proxy Statement, the related form of Proxy, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2008) are available at http://www.stocktrans.com/eproxy/firstunited2009.  See the previously provided Annual Meeting Notice for information about viewing, downloading and printing the definitive proxy materials from this website, requesting paper copies of the these materials, and voting your shares.  The Corporation urges all shareholders to read the amended definitive proxy statement and the related materials.

If you have already delivered a Proxy with respect to your shares (including by voting using the telephone or the Internet), you do not need to take any action unless you wish to revoke your Proxy or change your vote on any of the proposals.  You may revoke a Proxy at any time prior to its exercise by:  (i) the execution of a later dated Proxy; (ii) the execution of a later casted Internet or telephone vote with regard to the same shares; (iii) giving written notice to Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009; or (iv) giving written notice to the Secretary in person at the 2009 Annual Meeting.  Any shareholder who attends the 2009 Annual Meeting and revokes his/her Proxy may vote in person.  However, attendance by a shareholder at the 2009 Annual Meeting alone will not have the effect of revoking a shareholder’s validly executed Proxy.